Exhibit 99.1

Surface Oncology Reports Financial Results and Corporate Highlights for Third Quarter 2019

R&D day on November 18, 2019 in New York City will detail pipeline activity and a new program targeting the immune checkpoint protein CD112R

CAMBRIDGE, Mass., November 12, 2019: Surface Oncology (Nasdaq: SURF), a clinical-stage immuno-oncology company developing next-generation immunotherapies that target the tumor microenvironment, today reported financial results and corporate highlights for the third quarter of 2019.

“The Surface team’s focus on execution across the pipeline has delivered a next wave of programs on the cusp of entering clinical development and a new development candidate for our first NK cell targeted program, SRF813. We look forward to walking through our phase 1 trial plans for SRF617 and SRF388, as well as our differentiated approach towards targeting the immune checkpoint protein CD112R at our inaugural R&D day,” said Jeff Goater, chief executive officer of Surface Oncology.

The R&D day will be introduced by keynote speaker and Surface Oncology scientific advisor E. John Wherry, Ph.D., director of the Penn Institute for Immunology at the University of Pennsylvania, and co-director of the Parker Institute for Cancer Immunotherapy. The event will be broadcast live at investors.surfaceoncology.com. Parties interested in attending should contact IR@surfaceoncology.com.

Recent & Upcoming Corporate Highlights:

•

Appointment of Ramy Ibrahim, Ph.D., to the Surface Oncology board of directors. Dr. Ibrahim is a medical oncologist currently serving as chief medical officer and vice president of clinical development at the Parker Institute for Cancer Immunotherapy. He is an acknowledged immunotherapy expert and played an important role in the development of several approved immune checkpoint inhibitor therapies such as durvalumab (Imfinzi®), ipilimumab (Yervoy®) and nivolumab (Opdivo®).

•

Presentation of three scientific posters at the Society for Immunotherapy of Cancer (SITC) conference in National Harbor, Maryland, sharing insights from the SRF617, SRF388 and SRF231 programs. These posters will be hosted on the Company’s corporate website.

•

A new development program, SRF813, to be discussed in detail at the Company’s R&D day. SRF813 is Surface’s first natural killer (NK) cell targeting program, focused on the recently identified immune checkpoint protein CD112R, the blockade of which promotes anti-tumor responses through both innate and adaptive arms of the immune system.

•	Continued progression of SRF617 (CD39) and SRF388 (IL-27) towards IND filings this year.
•

Continued enrollment of the ongoing phase 1b study of NZV930 (CD73), licensed to Novartis, which is evaluating combinations of NZV930 with PDR001 (anti PD-1), NIR178 (A2aR inhibitor), as well as a combination of all three therapies. Novartis is responsible for all development costs associated with NZV930. Surface Oncology is currently entitled to cumulative potential milestones in excess of $500 million, as well as tiered royalties on annual net sales by Novartis ranging from high single-digit to mid-teens percentages upon the successful commercialization of NZV930.

Financial Results:

As of September 30, 2019, cash, cash equivalents and marketable securities were $111.8 million, compared to $126.3 million on June 30, 2019.

R&D expenses were $12.9 million for the third quarter ended September 30, 2019, compared to $15.8 million for the same period in 2018. The decrease in expenditures was primarily driven by a reduction of manufacturing spend on the SRF231 (CD47) program, which was partially offset by increased spend on SRF617 and SRF388 in preparation for IND filings in the fourth quarter of 2019. R&D expenses included $0.6 million in stock-based compensation expense for the third quarter of 2019.

General and administrative (G&A) expenses were $5.0 million for the third quarter ended September 30, 2019, compared to $4.0 million for the same period in 2018. The increase in G&A expenses is primarily due to increased personnel costs and professional fees.  G&A expenses included $1.0 million in stock-based compensation expense for the third quarter of 2019.

For the third quarter ended September 30, 2019, net loss was $16.9 million, or basic and diluted net loss per share attributable to common stockholders of $0.61. Net loss was $17.2 million for the same period in 2018, or a basic and diluted net loss per share attributable to common stockholders of $0.62.

Financial Outlook:

Based upon its current operating plan, which includes anticipated milestones from Novartis, Surface continues to have a projected cash runway through 2021.

About Surface Oncology:

Surface Oncology is an immuno-oncology company developing next-generation antibody therapies focused on the tumor microenvironment with lead programs targeting CD73, CD39, IL-27, CD112R and CD47. Surface’s novel cancer immunotherapies are designed to achieve a clinically meaningful and sustained anti-tumor response and may be used alone or in combination with other therapies. The Company has a pipeline of six novel immunotherapies and a strategic collaboration with Novartis focused on NZV930 (CD73) and potentially one additional undisclosed program. For more information, please visit www.surfaceoncology.com.

Cautionary Note Regarding Forward-Looking Statements:

Certain statements set forth in this press release constitute “forward-looking” statements within the meaning of the Private Securities Litigation Reform Act of 1995, as amended. Forward-looking statements can be identified by terms such as “believes,” “expects,” “plans,” “potential,” “would” or similar expressions and the negative of those terms. These forward-looking statements are based on Surface Oncology’s management’s current beliefs and assumptions about future events and on information currently available to management.

Forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause Surface Oncology’s actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements. These risks include, but are not limited to, risks and uncertainties related to Surface Oncology’s ability to successfully develop SRF388, SRF617, SRF813 and its other product candidates through current and future milestones or regulatory filings on the anticipated timeline, if at all, the therapeutic potential of Surface Oncology’s product candidates, the risk that results from preclinical studies or early clinical trials may not be representative of larger clinical trials, the risk that Surface Oncology’s product candidates, including SRF388 and SRF617, will not be successfully developed or commercialized and the risks related to Surface Oncology’s dependence on third parties in connection with its product candidate development, manufacturing, clinical trials and preclinical studies, including Surface Oncology’s dependence on its collaboration with Novartis. Additional risks and uncertainties that could affect Surface Oncology’s future results are included in the section titled “Risk Factors” in our Annual Report on Form 10-K for the year ending December 31, 2018, which is available on the Security and Exchange Commission’s website at www.sec.gov and Surface Oncology’s website at www.surfaceoncology.com.

Additional information on potential risks will be made available in other filings that Surface Oncology makes from time to time with the Securities and Exchange Commission. In addition, any forward-looking statements contained in this press release are based on assumptions that Surface Oncology believes to be reasonable as of this date. Except as required by law, Surface Oncology assumes no obligation to update these forward-looking statements, or to update the reasons if actual results differ materially from those anticipated in the forward-looking statements.

Contacts:

Endurance Advisors

Pete Rahmer

prahmer@enduranceadvisors.com

415-515-9763

Ten Bridge Communications

Tom Donovan

tom@tenbridgecommunications.com

857-559-3397

Selected Financial Information:

(In thousands, except share and per share amounts)

(Unaudited)

	Three months ended September 30,		Nine months ended September 30,
Statement of Operations Items	2019	2018	2019	2018
Collaboration revenue — related party	$344	$1,730	$14,921	$49,653
Operating expenses:
Research and development	12,916	15,783	40,461	41,971
General and administrative	4,984	3,977	15,494	11,252
Total operating expenses	17,900	19,760	55,955	53,223
Loss from operations	(17,556)	(18,030)	(41,034)	(3,570)
Interest and other income, net	678	808	2,199	1,708
Net loss	(16,878)	(17,222)	(38,835)	(1,862)
Accretion of redeemable convertible preferred stock to redemption value	—	$—	—	(11)
Net loss attributable to common stockholders	(16,878)	(17,222)	(38,835)	(1,873)
Net loss per share attributable to common stockholders — basic and diluted	$(0.61)	$(0.62)	$(1.39)	$(0.11)
Weighted average common shares outstanding — basic and diluted	27,862,544	27,598,251	27,844,591	17,398,249

	September 30,	December 31,
Selected Balance Sheet Items:	2019	2018
Cash, cash equivalents and marketable securities	$111,804	$158,835
Total assets	138,976	174,065
Accounts payable and accrued expenses	10,080	12,215
Deferred revenue — related party	39,031	53,952
Total stockholders’ equity	68,985	102,862